Exhibit 99.1

For Immediate Release

MKS Instruments Announces Agreement to Acquire

Newport Corporation

•	Acquiring an Industry-Leading Technology Company that Serves Common Markets with Complementary Customer Solutions

•	Expands MKS’ Addressable Market by $4.8 Billion

•	Strengthens Presence in Key Strategic Markets – Semiconductor, Industrial, Research and Life Sciences

•	Expected to Realize $35 Million in Annualized Cost Synergies Within 18-36 Months

•	Expected to be Accretive to MKS’ Non-GAAP Earnings and Free Cash Flow in the First 12 Months Following the Closing

Andover, Mass., February 23, 2016 – MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, and Newport Corporation (NASDAQ: NEWP), a worldwide leader in photonics solutions, today announced that they have entered into an agreement for MKS Instruments to acquire Newport Corporation for $23.00 per share. The all-cash transaction is valued at approximately $980 million.

The combined company is expected to have approximately $1.4 billion in pro forma annual revenue, based on the two companies’ 2015 historical results. The transaction is expected to be accretive to MKS Instruments’ Non-GAAP net earnings and free cash flow during the first 12 months post-closing. The combined company expects to realize $35 million in annualized cost synergies within 18 to 36 months and anticipates revenue synergies from the expansion of MKS Instruments’ served addressable markets and leverage of complementary sales channels.

“The combination of MKS Instruments and Newport Corporation creates a premier supplier of critical components and subsystems for a diverse set of growing end markets, each with a common need for highly precise technology enabling solutions,” said Gerald Colella, MKS Instruments’ Chief Executive Officer and President. “This acquisition is consistent with our strategy to pursue sustained profitable growth by expanding into adjacent markets while increasing our served addressable market in our core semiconductor business. Our shared customer requirements and complementary technologies together with our increased scale will enable us to lead in our served markets, deliver innovative and cost-effective solutions for our customers, and drive profitable growth.”

“This combination represents a great outcome for all of Newport’s stakeholders,” said Robert Phillippy, President and Chief Executive Officer of Newport Corporation. “The complementary nature of the two companies’ technologies and customer base will create exciting opportunities for our employees, and enable the combined company to deliver innovative solutions to our customers. We look forward to working closely with the MKS Instruments team to ensure a smooth transition.”

MKS Instruments intends to fund the transaction with a combination of available cash on hand and up to $800 million in committed debt financing. The combined company will maintain a very strong balance sheet, with combined pro forma net cash and investments on hand of approximately $425 million.

The transaction has been approved by MKS Instruments’ and Newport Corporation’s board of directors and is subject to customary approvals, including regulatory and approval by Newport Corporation’s shareholders, and is expected to close in the second quarter of 2016.

Lazard acted as financial advisor to MKS Instruments. JP Morgan acted as financial advisor to Newport Corporation.

Conference Call Details

The companies will hold a joint conference call to discuss this announcement on Tuesday, February 23, 2016 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 52398857, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, costs associated with completed acquisitions, income related to the sale of excess and obsolete inventory previously written down to net realizable value, certain excess and obsolete inventory charges, inventory step-up adjustments related to acquisitions, restructuring charges, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS Instruments’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

About Newport Corporation

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets. Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index. Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Newport Corporation plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Additionally, Newport Corporation will file other relevant materials with the SEC in connection with the transaction. The Proxy Statement will contain important information about MKS Instruments, Newport Corporation, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by MKS Instruments and Newport Corporation through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Newport Corporation by contacting Chris Toth at 949-331-0337.

MKS Instruments and Newport Corporation, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding MKS Instruments’ directors and executive officers is contained in MKS Instruments’ Form 10-K for the year ended December 31, 2014 and its proxy statement dated March 13, 2015, which are filed with the SEC. Information regarding Newport Corporation’s directors and executive officers is contained in Newport Corporation’s Form 10-K for the year ended January 3, 2015 and its proxy statement dated April 8, 2015, which are filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in each company’s 2015 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction between MKS Instruments and Newport Corporation, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MKS Instruments’ or Newport Corporation’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability to consummate the transaction, (2) risks that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities or the stockholders of Newport Corporation are not obtained; (3) litigation relating to the transaction; (4) the ability of MKS Instruments to successfully integrate Newport Corporation’s operations and employees; (5) unexpected costs, charges or expenses resulting from the transaction; (6) risks that the proposed transaction disrupts the current plans and operations of MKS Instruments and Newport Corporation; (7) the ability to realize anticipated synergies and cost savings; (8) competition from larger and more established companies in Newport Corporation’s markets; (9) MKS Instruments’ ability to successfully grow Newport Corporation’s business; (10) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (11) the availability and terms of the financing to be incurred in connection with the transaction; (12) the retention of key employees; (13) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry overall and the economy in general as well as financial performance and expectations of MKS Instruments’ and Newport Corporation’s existing and prospective customers, and the other factors described in MKS Instruments’ Annual Report on Form 10-K for the year ended December 31, 2014 and its most recent quarterly report filed with the SEC and in Newport Corporation’s Annual Report on Form 10-K for the year ended January 3, 2015 and its most recent quarterly report filed with the SEC. MKS Instruments and Newport Corporation disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Company Contact: Seth H. Bagshaw

Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Investor Relations Contact: Monica Gould

The Blueshirt Group

Telephone: 212.871.3927

Email: monica@blueshirtgroup.com